Exhibit 23.1

KPMG LLP Suite 2150 301 Main Street Baton Rouge, LA 70801

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 23, 2024, with respect to the consolidated financial statements of Lamar Advertising Company and Lamar Media Corp., and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Baton Rouge, Louisiana

July 24, 2024